SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
             of the Securities Exchange Act of 1934 (Amendment No.__)

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[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                      LEXINGTON EMERGING MARKETS FUND, INC.
-------------------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)


-------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement if other than the Registrant)


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


                PRELIMINARY PROXY MATERIALS
           FOR THE INFORMATION OF THE SECURITIES
                AND EXCHANGE COMMISSION ONLY


           LEXINGTON EMERGING MARKETS FUND, INC.
                       P.O. Box 1515
                  Park 80 West, Plaza Two
               Saddle Brook, New Jersey 07663
                       (800) 526-0056

         NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                      August 12, 1998

     A special meeting of the shareholders (the "Meeting") of Lexington Emerging Markets Fund, Inc. (the "Fund"), a Maryland corporation, will be held on August 12, 1998 at 10:45 a.m. Eastern time. The Meeting will be held at the offices of the Fund, Park 80 West, Plaza Two, Saddle Brook, New Jersey. At the Meeting, we will ask shareholders to vote on:

     1. Electing eleven (11) Directors to hold office until the election and qualification of their successors.

     2. Approving or disapproving a sub-advisory agreement between Lexington Management Corporation and Stratos Advisors, Inc. with respect to the Fund.

     3. Ratifying or rejecting the selection of KPMG Peat Marwick LLP as independent auditors of the Fund.

     4.   Any other business properly brought before the Meeting.

     Any shareholder who owned shares of the Fund on the "record date," which was June 15, 1998, gets notice of the Meeting and gets to vote. Please read the full text of the proxy statement for a complete understanding of our proposals.

                                   By Order of the Board of
                                   Directors,


                                   Lisa A. Curcio
                                   Secretary

Dated:  ____, 1998


     You can help avoid the necessity and expense of sending follow-up letters to ensure a quorum by promptly returning the enclosed proxy. If you are unable to attend the Meeting, please mark, sign, date, and return the enclosed proxy so that the necessary quorum may be represented at the Meeting. The enclosed envelope requires no postage if mailed in the United States.


                PRELIMINARY PROXY MATERIALS
           FOR THE INFORMATION OF THE SECURITIES
                AND EXCHANGE COMMISSION ONLY


     LEXINGTON EMERGING MARKETS FUND, INC.P.O. Box 1515
                  Park 80 West, Plaza Two
               Saddle Brook, New Jersey 07663
                       (800) 526-0056

                      PROXY STATEMENT
                     Dated _____, 1998

              SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD
                       August 12, 1998

GENERAL INFORMATION

     The Board of Directors of Lexington Emerging Markets Fund, Inc., a Maryland corporation (the "Fund"), has sent you this proxy statement to ask you to vote on several proposals affecting your Fund. A special meeting of shareholders (the "Meeting") will be held on August 12, 1998 at 10:45 a.m. Eastern time at the offices of the Fund, Park 80 West, Plaza Two, Saddle Brook, New Jersey. At the Meeting, we will ask shareholders to vote on:

     1. Electing eleven (11) Directors to hold office until the election and qualification of their successors.

     2. Approving or disapproving an investment sub-advisory agreement (the "Sub-Advisory Agreement") between Lexington Management Corporation (the "Adviser") and Stratos Advisors, Inc. ("Stratos") with respect to the Fund.

     3. Ratifying or rejecting the selection of KPMG Peat Marwick LLP as independent auditors of the Fund.

     4.   Any other business properly brought before the Meeting.

     Revocation of your proxy. You may revoke your proxy at any time up until voting results are announced at the Meeting. You may revoke your proxy by giving written notice to the Secretary of the Fund prior to the Meeting or by giving a subsequently dated proxy or by attending and voting at the Meeting in person. If you sign and return the proxy card, but do not vote on a proposal, the proxy attorneys will vote your shares of beneficial interest "FOR" the proposal.

     Proxy Solicitation. Your Fund will pay all costs of preparing and mailing the notice of meeting, the proxy card, this proxy statement, and any additional proxy solicitation material. All shareholders who are entitled to vote will receive these proxy materials. Your Fund will solicit shareholder proxies in a variety of ways. Employees or officers of the Fund, the Fund's investment adviser, Lexington Management Corporation, and the Fund's distributor, Lexington Funds Distributor, Inc., and their affiliates, none of whom will receive additional compensation, will solicit shareholder proxies primarily by mail, but also by telephone, telegraph, facsimile, or personal interview. We may also use an outside firm to solicit shareholder votes on behalf of the Fund by mail, telephone, telegraph, facsimile, or personal interview. The proxy solicitation services are expected to cost the Fund approximately $40,000.

     Record Date. The Board of Directors has fixed the close of business on June 15, 1998 as the record date to determine the shareholders who are entitled to notice of, and to vote at, the Meeting (the "Record Date"). As of the Record Date, there were approximately 2,449,253 outstanding shares of the Fund. Shareholders are entitled to cast one vote for each full share and a fractional vote for each fractional share.

     Ownership of 5% or More.   Securities and Exchange Commission
rules require the Fund to tell you the name and address of any person known to be the beneficial owner of 5% or more of the Fund's outstanding shares. The Fund must also tell you how many shares such persons own and what percentage of the Fund these shares represent. As of June 15, 1998, the following shareholders each beneficially owned 5% or more of the Fund's shares:

                                                       Number of                    Percentage of
           Name                                        Shares Owned                 Fund Outstanding
Aetna Life Insurance & Annuity                         918,492                      37%
Separate Account B
151 Farmington Avenue
Hartford, CT 06156

Kemper Investors Life Insurance Company                667,945                      27%
1 Kemper Drive
Long Grove, IL 60049

Great West Life & Annuity                              286,355                      11%
8515 East Orchard Road
Englewood, CO 80111

Safeco Life Insurance Insurance Company                237,331                      9%
P.O. Box 34690
Seattle, WA 98124

Transamerica Occidental Life Insurance Co.             124,531                      5%
P.O. Box 33849
Charlotte, NC 28233


           Shares of the Fund are held exclusively by insurance companies for the purpose of funding variable annuity contracts and variable life insurance policies. The insurance companies vote these shares in accordance with the directions of the contract holders and policy owners. The number of votes a contract holder or policy owner may direct is equal to the contract or policy value invested in the Fund's shares on June 15, 1998, divided by the net asset value of one share of the Fund on that date. The number of votes that each contract holder may direct (or for which a participant may give instructions under group contracts where the contract holder permits such instructions) or each policy owner may direct, is stated in the authorizations and furnished with this Proxy Statement. Shares for which no instructions have been given by participants under a group contract will be voted in the same proportion as shares for which instructions have been given under the same contract. Undirected shares of the Fund will be voted in the same proportion as directed shares. Directions or instructions may be revoked by written notice to the insurance carrier.

     Required Vote. The election of Directors (Proposal 1) and the ratification of the selection of KPMG Peat Marwick LLP as independent auditors (Proposal 4) will require the affirmative vote of a majority of the votes cast at the Meeting, provided that a quorum is present in person or by proxy at the Meeting. Approval of the Sub-Advisory Agreement (Proposal 2) and approval of the Plan of Distribution (Proposal 3) for the Fund will require the affirmative vote of a "majority of the outstanding voting securities" of the Portfolio, which means the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of the Fund, or (2) 67% or more of the shares of the Fund present at the Meeting, if the holders of more than 50% of the outstanding shares of the Fund are present or represented by proxy at the Meeting.

     Quorum. In order for the Meeting to proceed, your Fund must achieve a quorum. This means that one-third of the Fund's shares must be represented at the Meeting -- either in person or by proxy. All returned proxies count towards a quorum, regardless of how they are voted ("FOR," "AGAINST" or "ABSTAIN"). Under the Investment Company Act of 1940 (the "1940 Act"), the affirmative vote needed to approve a proposal may be determined with reference to a percentage of votes present at the Meeting, which would have the effect of counting abstentions and non-votes as if they were votes against the proposal.

     If the proposals are approved, it is anticipated that they will become effective as soon as practicable after shareholder approval.



                          PROPOSAL 1
                    ELECTION OF DIRECTORS
     Eleven directors are to be elected at the Meeting as the entire Board of Directors, to hold office until the next meeting and until the election and qualification of their successors. If authority is granted on the accompanying proxy to vote in the election of Directors, the persons named in the proxy intend to vote at the Meeting for the election of the nominees named below, each of whom has consented to serve if elected. If any of the nominees is unavailable to serve for any reason, the persons named as proxies will vote for such other nominee or nominees selected by the Board of Directors or the Board of Directors may reduce the number of Directors as provided in the Fund's By-Laws. The Fund currently knows of no reason why any of the nominees listed below will be unable to serve if elected.


                                                Year First    Shares Owned
Nominee's Name      Principal Occupation         Became a      Beneficially
and Age               for Past 5 Years           Director     June 15, 1998**
--------------      --------------------         ---------    -------------
S.M.S. Chadha       Director.  Secretary,           1996              0
(61)                Ministry of External Affairs,
                    New Delhi, India; Head of
                    Foreign Service Institute,
                    New Delhi, India; Special
                    Envoy of the Government of
                    India; Director, Special Unit
                    for Technical Cooperation
                    among Developing Countries,
                    United Nations Development
                    Program, New York.

*Robert M.          President and Chairman of the    1993              0
DeMichele           Board. Chairman of the Board
(53)                and Chief Executive Officer,
                    Lexington Management
                    Corporation; President and
                    Director, Lexington Global
                    Asset Managers, Inc.;
                    Chairman and Chief Executive
                    Officer, Lexington Funds
                    Distributor, Inc.; Chairman
                    of the Board, Market Systems
                    Research, Inc. and Market
                    Systems Research Advisors,
                    Inc. (registered investment
                    advisors); Director,
                    Chartwell Re Corporation;
                    Director, Claredon National
                    Insurance Company; Director,
                    Unione Italiana Reinsurance;
                    Director, The Navigator's
                    Group, Inc.; Director,
                    Vanguard Cellular Systems,
                    Inc.; Director, Weeden & Co.

Beverley C. Duer    Director. Private Investor;        1993           0
(69)                Formerly, Manager of
                    Operations Research
                    Department, CPC
                    International, Inc.

*Barbara R. Evans   Director.  Private Investor;       1993           0
(37)                Formerly, Assistant Vice
                    President and Securities
                    Analyst, Lexington Management
                    Corporation.

*Richard M. Hisey   Vice President, Treasurer and      1998            0
(39)                Director.  Managing Director,
                    Director and Chief Financial
                    Officer, Lexington Management
                    Corporation; Chief Financial
                    Officer, Vice President and
                    Director, Lexington Funds
                    Distributor, Inc.; Chief
                    Financial Officer, Market
                    Systems Research Advisers,
                    Inc.; Executive Vice
                    President and Chief Financial
                    Officer, Lexington Global
                    Asset Managers, Inc.

*Lawrence Kantor    Vice President and Director.       1993            0
(51)                Managing Director, Executive
                    Vice President and Director,
                    Lexington Management
                    Corporation; Executive Vice
                    President and Director,
                    Lexington Funds Distributor,
                    Inc.; Executive Vice
                    President and General Manager
                    - Mutual Funds, Lexington
                    Global Asset Managers, Inc.

Jerard F. Maher     Director.  General Counsel,        1996          0
(52)                Federal Business Centers;
                    Counsel, Ribis, Graham &
                    Curtis.

Andrew M. McCosh    Director.  Professor of the        1996          0
(57)                Organisation of Industry and
                    Commerce, Department of
                    Business Studies, The
                    University of Edinburgh,
                    Scotland.

Donald B. Miller    Director.  Chairman, Horizon       1993          0
(72)                Media, Inc.; Trustee, Galaxy
                    Funds (registered investment
                    companies); Director, Maguire
                    Group of Connecticut.

John G. Preston     Director.  Associate               1993          0
(65)                Professor of Finance, Boston
                    College.

Allen M. Stowe      Director.  President, Shelter      1998          0
(60)                Service Company, Inc.;
                    President, Dartmouth
                    Co-Operative Society Co., Inc.

_________


     *An "interested person" as defined in Section 2(a)(19) of the 1940
     Act.

     **Beneficial ownership is defined in accordance with the rules of the Securities and Exchange Commission and means generally the power to vote or dispose of shares, regardless of any economic interest therein.

     All of the Directors hold similar offices with some or all of the other registered investment companies advised and/or whose shares are distributed by the Adviser and Lexington Funds Distributor, Inc.

     There are no standing audit, nominating or compensation committees of the Board of Directors, or any committees performing similar functions. The Board of Directors met four times during the twelve months ended December 31, 1997, and each of the Directors attended at least 75% of those meetings.

                  Senior Officers of the Fund

                                                Year First    Shares Owned
                     Principal Occupation;       Became a     Beneficially
Name and Age         Other Associations           Officer     Feb. 12, 1998**
--------------       --------------------        ---------    -------------

Robert M. DeMichele* President and Chairman           1993          0
(53)                 of the Board (see page 4).

Richard M. Hisey*    Vice President, Treasurer        1993          0
(39)                 and Director (see page 5).

Lawrence Kantor*     Vice President and Director      1993          0
(51)                 (see page 5).

Lisa Curcio*         Vice President and Secretary.    1993          0
(38)                 Senior Vice President and
                     Secretary, Lexington
                     Management Corporation;
                     Vice President and
                     Secretary, Lexington Funds
                     Distributor, Inc.; Secretary,
                     Lexington Global Asset
                     Managers, Inc.

Richard Lavery*      Vice President.  Senior          1993          0
(44)                 Vice President, Lexington
                     Management Corporation;
                     Vice President, Lexington
                     Funds Distributor, Inc.

Janice Carnicelli*   Vice President.                  1993          0
(38)

Richard T. Saler*    Vice President and Portfolio     1994          0
(36)                 Manager.  Senior Vice
                     President, Director of
                     International Investment
                     Strategy of Lexington
                     Management Corporation.

__________

     *Messrs. DeMichele, Hisey, Kantor, Lavery, Saler and Mmes. Curcio and Carnicelli hold similar offices with some or all of the other registered investment companies advised and/or whose shares are distributed by the Adviser and Lexington Funds Distributor, Inc.

     **Beneficial ownership is defined in accordance with the rules of the Securities and Exchange Commission and means generally the power to vote or dispose of shares, regardless of any economic interest therein.

   Remuneration of Directors and Certain Executive Officers
     Each Director who is not an interested person is reimbursed for expenses incurred in attending each meeting of the Board of Directors or any committee thereof up to a maximum of $9,000 per year for Directors living outside the U.S., and $6,000 per year for Directors living within the U.S. Each Director who is not an affiliate of the Adviser is compensated for his or her services according to a fee schedule which recognizes the fact that each Director also serves as a Director (or trustee) of other investment companies advised by the Adviser. Each Director receives a fee, allocated among all investment companies for which the Director serves. Each Director who served as a director or trustee for all the funds in the Lexington Fund Complex and attended regular meetings received an annualized compensation of $24,000.

     The following chart outlines information regarding compensation paid or accrued for the fiscal year ended December 31, 1997 for each Director:

                           Aggregate           Total Compensation From       Number of Directorships
   Name of Director  Compensation from Fund     Fund and Fund Complex            in Fund Complex
-----------------------------------------------------------------------------------------------------
 S.M.S. Chadha              $1,712                     $26,821                          15
-----------------------------------------------------------------------------------------------------
 Robert M. DeMichele           0                         $0                             16
-----------------------------------------------------------------------------------------------------
 Beverley C. Duer           $1,712                     $29,521                          16
-----------------------------------------------------------------------------------------------------
 Barbara R. Evans              0                          0                             15
-----------------------------------------------------------------------------------------------------
 Richard M. Hisey              0                          0                              5
-----------------------------------------------------------------------------------------------------
 Lawrence Kantor               0                          0                             15
-----------------------------------------------------------------------------------------------------
 Jerard F. Maher            $1,712                     $29,521                          16
-----------------------------------------------------------------------------------------------------
 Andrew M. McCosh           $1,600                     $25,029                          15
-----------------------------------------------------------------------------------------------------
 Donald B. Miller           $1,712                     $26,821                          15
-----------------------------------------------------------------------------------------------------
 Francis Olmsted*           $1,319                     $16,800                         N/A
-----------------------------------------------------------------------------------------------------
 John G. Preston            $1,712                     $26,821                          15
-----------------------------------------------------------------------------------------------------
 Margaret W. Russell        $1,712                     $27,045                          15
-----------------------------------------------------------------------------------------------------
 Philip C. Smith*           $1,220                     $19,200                         N/A
-----------------------------------------------------------------------------------------------------
 Allen M. Stowe                0                        $2,574                           5
-----------------------------------------------------------------------------------------------------
 Francis A. Sunderland*     $1,140                     $16,800                         N/A
-----------------------------------------------------------------------------------------------------

     * Retired

Retirement Plan for Eligible Directors

     Under the Retirement Plan for Eligible Directors (the "Retirement Plan"), each Director who is not an employee of the Adviser, any of the funds managed by the Adviser, the Fund's administrator, Lexington Funds Distributor, Inc., or any of their affiliates may be entitled to certain benefits upon retirement from the Board. Under the Retirement Plan, the normal retirement date is the date on which the eligible Director has attained age 65 and has completed at least ten years of continuous and non-forfeited service with one or more of the investment companies advised by the Adviser (or its affiliates) (collectively, the "Covered Funds"). Each eligible Director is entitled to receive from the Covered Fund an annual benefit commencing on the first day of the calendar quarter coincident with or next following his date of retirement equal to 5% of his compensation multiplied by the number of such Director's years of service (not in excess of 15 years) completed with respect to any of the Covered Funds. Such benefit is payable to each eligible Director in quarterly installments for ten years following the date of retirement or the life of the Director.
The Retirement Plan establishes age 72 as a mandatory retirement age for Directors; however, Directors who were serving the Covered Funds as of September 12, 1995 are not subject to such mandatory retirement. Directors who were serving the Covered Funds as of September 12, 1995 who elected retirement under the Retirement Plan prior to September 12, 1996 receive an annual retirement benefit at any increased compensation level if compensation is increased prior to September 12, 1997 and receive spousal benefits (i.e., in the event the Director dies prior to receiving full benefits under the Retirement Plan, the Director's spouse (if any) will be entitled to receive the retirement benefit within the 10 year period.)

     Retiring Directors will be eligible to serve as Honorary Directors for one year after retirement and will be entitled to be reimbursed for travel expenses to attend a maximum of two meetings.

     The following table shows the estimated annual benefits payable to an eligible Director upon retirement assuming various compensation and years of service classifications. As of December 31, 1997, the estimated credited years of service for Directors Chadha, Duer, Maher, McCosh, Miller and Preston are 2, 19, 2, 2, 23 and 19 respectively. This table below refers to retirement compensation for the trustees and directors of the entire Lexington Fund Complex (the investment companies managed by the Adviser):

                    Highest Annual Compensation Paid by All Funds
                    ---------------------------------------------
                $20,000         $25,000        $30,000        $35,000

     Years of
     Service           Estimated Annual Benefit Upon Retirement
     -------           ----------------------------------------
       15       $15,000         $18,750        $22,500        $26,250
       14        14,000          17,500         21,000         24,500
       13        13,000          16,250         19,500         22,750
       12        12,000          15,000         18,000         21,000
       11        11,000          13,750         16,500         19,250
       10        10,000          12,500         15,000         17,500


     The Fund pays annual retirements benefits to Francis Olmsted, Margaret W. Russell, Philip C. Smith and Francis A. Sunderland.


                         PROPOSAL 2

     APPROVAL OR DISAPPROVAL OF SUB-ADVISORY AGREEMENT

     The Fund has entered into an investment advisory agreement with the Adviser, under which the Adviser provides investment advice and in general conducts the management and investment program of the Fund under the supervision and control of the Board of Directors of the Fund.

     The Adviser has proposed to enter into a Sub-Advisory Agreement with Stratos Advisors, Inc. ("Stratos"). A copy of the proposed Sub-Advisory Agreement is attached as Exhibit A. Under the proposed Sub-Advisory Agreement, Stratos will provide the Fund with investment advice and management of the Fund's investment program. Stratos, an affiliate of VZB Partners LLC ("VZB"), an offshore investment manager, is registered with the Securities and Exchange Commission as an investment adviser. As a newly formed investment adviser, Stratos currently does not have any assets under management. Stratos intends to provides investment management services to institutional investors or sophisticated individual investors with a net worth in excess of $1
million.   Stratos specializes in managing assets in emerging markets.

     The Adviser believes that the addition of Stratos as subadviser to the Fund will expand the investment expertise available to the Adviser in managing the Fund's investments in emerging markets due to Stratos' ability to investigate investment opportunities in emerging markets. The Adviser believes that Stratos' expertise in managing assets in emerging markets will help the Fund to better achieve its investment objective of seeking long-term capital growth through investments in emerging markets.

     The proposed Sub-Advisory Agreement does not provide for any increase in the investment advisory fees paid by the Fund. Rather, the Adviser will pay the subadviser fees from its own resources. If the proposed Sub-Advisory Agreement is approved, the Adviser will continue to serve as investment adviser to the Fund and Stratos will serve as the investment subadviser to the Fund.

     If shareholders approve the proposed Sub-Advisory Agreement, it will go into effect on August 12, 1998 and, unless earlier terminated in accordance with their terms, will continue in effect from year to year only so long as such continuance is specifically approved by the Board of Directors. Either party may terminate the Sub-Advisory Agreement may be terminated at any time without penalty on 60 days' written notice.

     Based upon the recommendations of the Adviser, the Board of Directors determined that the proposed Sub-Advisory Agreement was in the best interests of shareholders. At a meeting held on June 15, 1998, the Fund's Board of Directors, including a majority of the Directors who are not "interested persons" (as defined in the 1940 Act) of the Fund (the "Disinterested Directors"), approved the proposed Sub-Advisory Agreement between the Adviser and Stratos. The Board also directed that the proposed Sub-Advisory Agreement be submitted to shareholders for approval at this meeting. Shareholders are being asked to approve this transaction.

Advisory Fees

     As compensation for its services as investment adviser, the Fund pays the Adviser a monthly advisory fee at the annual rate of 0.85% of the average daily net assets of the Fund. Under the proposed Sub-Advisory Agreement, the Adviser, from its own resources, will pay Stratos an annual sub-advisory fee of 0.35% of the Fund's average daily net assets (net of reimbursements and shareholder servicing agent fees not borne by the Fund). For the fiscal year ended December 31, 1997, the Fund paid the Adviser $238,449 and reimbursed the Fund $21,212.

Portfolio Management Team

     The Fund will be managed by a portfolio management team consisting of investment professionals from both the Adviser and Stratos. The lead managers will be Richard T. Saler, Alfredo M. Viegas and Mohammed Zaidi.


     Mr. Saler is Senior Vice President, Director of International Investment Strategy of the Adviser. Mr. Saler is responsible for international investment analysis and portfolio management at the Adviser. He has twelve years of investment experience. Mr. Saler has focused on international markets since first joining the Adviser in 1986. In 1991 he was a strategist with Nomura Securities and rejoined the Adviser in 1992. Mr. Saler is a graduate of New York University with a B.S. Degree in Marketing and an M.B.A. in Finance from New York University's Graduate School of Business Administration.

     Mr. Viegas is Chief Executive Officer and Senior Portfolio Manager of Stratos. In 1995, Mr. Viegas established VZB. He has been Senior Portfolio Manager and Partner of VZB since its inception. Mr. Viegas is responsible for corporate analysis and bottom-up research and has concentrated on analyzing equity opportunities not only in emerging markets but also in newly developing or frontier markets where quality of publicly available information in scarce and direct research is imperative. Prior VZB, Mr. Viegas was Vice President and Latin America Equity Strategist for emerging markets with Salomon Brothers from 1993 to 1995. From 1991 to 1993, Mr. Viegas was a research analyst with Morgan Stanley. Mr. Viegas is a graduate of Weslyan University with a B.A. in Classics and Medieval History.

     Mr. Zaidi is a Portfolio Manager at Stratos. Mr. Zaidi is responsible for fundamental corporate analysis with a particular focus on Asian and Middle Eastern Markets as well as the Risk Control Officer. Mr. Zaidi has been a Portfolio Manager at VZB Partners LLC since 1997. Mr. Zaidi was Chief Financial Officer and Partner at Paradigm Software, Inc. from 1992 to 1995. Mr. Zaidi is a graduate of The University of Pennsylvania with a B.S. in Economics from the Wharton School. Mr. Zaidi also holds an M.B.A. in Finance from MIT Sloan School of Management.

     The following persons are directors and/or senior officers of
Stratos: Alfredo M. Viegas, Chief Executive Officer and Senior Portfolio Manager; Mohammed Zaidi, Portfolio Manager; and Michael Perry, Chief Financial Officer. The business address of each of the directors and officers listed above is 20 Exchange Place, 52nd Floor, New York, New York 10005.


Board Considerations

     In considering whether to recommend that the proposed Sub-Advisory Agreement be approved by shareholders, the Board of Directors considered, among other things, the investment philosophy, integrity, experience in emerging markets and past performance of the investment personnel of the subadviser. The Board of Directors also considered information related to VZB's performance in emerging markets. In addition, the Board requested and evaluated other information from Stratos which the Board deemed to be relevant. The Board also considered the fact that the proposed Sub-Advisory Agreement would not result in additional fees to the Fund, and the Board weighed the potential benefits offered by Stratos' expertise in emerging markets. Finally, the Board also considered various alternatives, including internalization of management, having the Adviser more fully assume the sub-advisory function or retaining another subadviser.

     Based on these considerations and the recommendation of the Adviser, the Board, including a majority of the Disinterested Directors, unanimously approved the proposed Sub-Advisory Agreement at the meeting held on June 15, 1998.

Required Vote

     Approval of the proposed Sub-Advisory Agreement will require the affirmative vote of a "majority of the outstanding voting securities" of the Fund. If the shareholders of the Fund do not approve the proposed Sub-Advisory Agreement, the Board of Directors will take such further action as it may deem to be in the best interests of the Fund's shareholders.

Directors' Recommendation

     The Board of Directors recommends that you vote FOR approval of the proposed Sub-Advisory Agreement between the Adviser and Stratos.


                         PROPOSAL 3

                RATIFICATION OR REJECTION OF
                    INDEPENDENT AUDITORS

     The Board of Directors, including a majority of the Disinterested Directors, unanimously appointed KPMG Peat Marwick LLP, as independent auditors to examine and to report on the financial statements of the Fund for the fiscal year ending December 31, 1998. Such appointment was expressly conditioned upon the right of the Fund by a vote of the majority of the outstanding voting securities at any meeting called for the purpose to terminate such employment. The Board's selection of KPMG Peat Marwick LLP is hereby submitted to shareholders for ratification.

     KPMG Peat Marwick LLP has served as the independent auditors for the Fund during its most recent fiscal period ended December 31, 1997. As the independent auditors, KPMG Peat Marwick LLP audits and certifies the Fund's financial statements. KPMG Peat Marwick LLP also reviews the Fund's Annual Reports to shareholders and its filings with the U.S.
Securities and Exchange Commission.   Neither KPMG Peat Marwick LLP nor
any of its partners has any direct or material indirect financial interest in the Fund. Representatives of KPMG Peat Marwick LLP are not expected to attend the Meeting but have been given the opportunity to make a statement if they so desire, and will be available should any matter arise requiring their participation.

Directors' Recommendation

     The Board of Directors recommends that you vote FOR the ratification of the selection of KPMG Peat Marwick LLP as independent certified public accountants to examine and to report on the financial statements of the Fund for the fiscal year ending December 31, 1998.


                         PROPOSAL 4

                        OTHER MATTERS
     The Directors do not know of any matters to be presented at the Meeting other than those set forth in this proxy statement. If any other business should come before the meeting, the persons named in the accompanying proxy will vote thereon in accordance with their best judgment.


OTHER INFORMATION

     Voting Information and Discretion of the Persons Named as Proxies.
At the date of the proxy, we know of no other business to be brought before the Meeting. However, if any other matters do come up, we will use our best judgment to vote on your behalf.

     If at the time any session of the Meeting is called to order a quorum is not present, in person or by proxy, the persons named as proxies may vote those proxies which have been received to adjourn the Meeting to a later date. In the event that a quorum is present but sufficient votes in favor of one or more of the proposals have not been received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies with respect to any such proposal. All adjournments will require the affirmative vote of a majority of the shares present in person or by proxy at the session of the Meeting to be adjourned. The persons named as proxies will vote those proxies which they are entitled to vote in favor of the proposal, in favor of such an adjournment, and will vote those proxies required to be voted against the proposal, against any adjournment. We may take a vote on one or more of the proposals in this proxy statement prior to any adjournment if we receive sufficient votes for its approval and the approval is otherwise appropriate. Any adjourned session or sessions may be held within 90 days after the date set for the original Meeting without the necessity of further notice.

     Annual/semiannual reports. The Fund's most recent annual and semiannual reports to shareholders are available at no cost. To request a report, please call us toll-free at 1-800-526-0056 or write us at Park 80 West, Plaza Two, Saddle Brook, New Jersey 07663.

     Litigation. The Fund is not involved in any litigation.

     Submission of Proposals for the Next Annual Meeting of the Fund. Under the Fund's Articles of Incorporation and By-Laws, annual meetings of shareholders are not required to be held unless necessary under the 1940 Act (for example, when fewer than a majority of the Directors have been elected by shareholders). Therefore, the Fund does not hold shareholder meetings on an annual basis. Any shareholder proposals to be included in the proxy statement for the next meeting must be received by the Fund, at Park 80 West, Plaza Two, Saddle Brook, New Jersey 07663, within a reasonable time period prior to that meeting. The submission of a shareholder proposal does not guarantee that it will be included in the proxy statement. Shareholder proposals are subject to certain regulations under federal securities law.

IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE SIGN YOUR PROXY CARD PROMPTLY AND RETURN IT IN THE ENCLOSED ENVELOPE TO AVOID UNNECESSARY EXPENSE AND DELAY. NO POSTAGE IS NECESSARY.

                         By Order of the Board of Directors,

                         Lisa A. Curcio
                         Secretary



            LEXINGTON EMERGING MARKETS FUND, INC.
                            PROXY

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS of Lexington Emerging Markets Fund, Inc. (the "Fund") for use at a Special Meeting of Shareholders to be held at the offices of the Fund, Park 80 West, Plaza Two, Saddle Brook, New Jersey, on August 12, 1998 at 10:45 a.m. Eastern time.

     The undersigned hereby appoints Peter Corniotes and Richard Lavery, and each of them, with full power of substitution, as proxies of the undersigned to vote at the above-stated Special Meeting, and at all adjournments thereof, all shares of beneficial interest of the Fund that are held of record by the undersigned on the record date for the Special Meeting, upon the following matters:

     Please mark box in blue or black ink.

ITEM I. Votes on Proposal to elect directors to serve as members of the Board of Directors of the Fund, the nominees are: S.M.S. Chadha, Robert M. DeMichele, Beverley C. Duer, Barbara R. Evans, Richard M. Hisey, Lawrence Kantor, Jerard F. Maher, Andrew M. McCosh, Donald B. Miller, John G. Preston, and Allen
          H. Stowe.

                                  FOR ALL
                FOR     WITHHOLD  EXCEPT
                [ ]       [ ]       [ ]      TO WITHHOLD
                                             AUTHORITY TO VOTE
                                             FOR ANY INDIVIDUAL
                                             NOMINEE, MARK THE
                                             "FOR ALL EXCEPT"
                                             BOX, AND STRIKE A
                                             LINE THROUGH THE
                                             NOMINEE'S NAME IN
                                             THE LIST ABOVE.


ITEM 2. Vote on Proposal to approve an investment sub-advisory agreement between Lexington Management Corporation and Stratos Advisors, Inc. with respect to the Fund.

                FOR    AGAINST    ABSTAIN
                [ ]       [ ]       [ ]

ITEM 3. Vote on Proposal to ratify the selection of KPMG Peat Marwick LLP as independent auditors of the Fund.

                FOR     AGAINST    ABSTAIN
                [ ]       [ ]       [ ]

ITEM 4. Vote on the transaction of any other business properly brought before the meeting.

                FOR     AGAINST    ABSTAIN
                [ ]       [ ]       [ ]




     Every properly signed proxy will be voted in the manner specified thereon and, in the absence of specification, will be treated as GRANTING authority to vote FOR all of the above items.

     Receipt of Notice of Special Meeting is hereby acknowledged.


PLEASE SIGN, DATE AND RETURN PROMPTLY.

                                ______________________________________
                                Sign here exactly as name(s)
                                appears on this Proxy card

                                ______________________________________

                                Dated:____________________________,1998

                                IMPORTANT:  Joint owners must EACH
                                sign.  When signing as attorney,
                                executor, administrator, trustee,
                                guardian or corporate officer,
                                please give your full title as
                                such.




            LEXINGTON EMERGING MARKETS FUND, INC.
                            PROXY

THESE INSTRUCTIONS ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF (INSERT INSURANCE COMPANY NAME) (THE "COMPANY")

I, the undersigned participant under a individual/group variable annuity contract of the Company, hereby instruct the [owner of such contract to direct the] Company to cast, as designated below, all the votes attributable to Lexington Emerging Markets Fund, Inc. (the "Fund") under my account, at a Special Meeting of Shareholders to be held at the offices of the Fund, Park
80 West Plaza Two, Saddle Brook, New Jersey, on August 12, 1998 at 10:45 a.m. Eastern time.

     Please mark box in blue or black ink.

ITEM I. Votes on Proposal to elect directors to serve as members of the Board of Directors of the Fund, the nominees are: S.M.S. Chadha, Robert M. DeMichele, Beverley C. Duer, Barbara R. Evans, Richard M. Hisey, Lawrence Kantor, Jerard F. Maher, Andrew M. McCosh, Donald B. Miller, John G. Preston, and Allen
          H. Stowe.

                                  FOR ALL
                FOR     WITHHOLD  EXCEPT
                [ ]       [ ]       [ ]      TO WITHHOLD
                                             AUTHORITY TO VOTE
                                             FOR ANY INDIVIDUAL
                                             NOMINEE, MARK THE
                                             "FOR ALL EXCEPT"
                                             BOX, AND STRIKE A
                                             LINE THROUGH THE
                                             NOMINEE'S NAME IN
                                             THE LIST ABOVE.


ITEM 2. Vote on Proposal to approve an investment sub-advisory agreement between Lexington Management Corporation and Stratos Advisors, Inc. with respect to the Fund.

                FOR    AGAINST    ABSTAIN
                [ ]       [ ]       [ ]

ITEM 3. Vote on Proposal to ratify the selection of KPMG Peat Marwick LLP as independent auditors of the Fund.

                FOR     AGAINST    ABSTAIN
                [ ]       [ ]       [ ]

ITEM 4. Vote on the transaction of any other business properly brought before the meeting.

                FOR     AGAINST    ABSTAIN
                [ ]       [ ]       [ ]


The votes attributable to the participant's account to which no instructions have been received will be cast by the Company (if the contract holder so directs) in the same proportion as votes for which instructions have been received from other participants under the same contract. If no contract holder directions are received, such votes will be cast in the same proportion as votes for which directions have been received by the Company from all other contract holders participating in the same separate account. If this card is signed but no direction is made, the votes will be cast FOR Items 1, 2, 3, and 4.

I acknowledge receipt of the Proxy Statement dated _______ pertaining to the Special Meeting of Shareholders to be held on August 12, 1998.



PLEASE SIGN, DATE AND RETURN PROMPTLY.

                                ______________________________________
                                Sign here exactly as name(s)
                                appears on this Proxy card

                                ______________________________________

                                Dated:____________________________,1998

                                IMPORTANT:  Joint owners must EACH
                                sign.  When signing as attorney,
                                executor, administrator, trustee,
                                guardian or corporate officer,
                                please give your full title as
                                such.



                                                    EXHIBIT A
                      SUB-ADVISORY AGREEMENT


     THIS AGREEMENT is made this        day of __________, 1998 by and
between LEXINGTON MANAGEMENT CORPORATION, a Delaware corporation (the "Adviser"), and Stratos Advisors, Inc., a New York corporation (the "Sub-Adviser"), with respect to the following recital of fact:

                          R E C I T A L

     WHEREAS, Lexington Emerging Markets Fund, Inc. (the "Fund") is registered as an open-end, diversified management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations promulgated thereunder; and

     WHEREAS, the Adviser is registered as an investment advisor under the Investment Advisers Act of 1940, as amended, and engages in the business of acting as an investment advisor; and

     WHEREAS, the Sub-Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and engages in the business of acting as an investment advisor; and

     WHEREAS, the Fund is authorized to issue shares of common stock $.001 par value; and

     WHEREAS, the Fund and the Adviser have entered into an agreement dated January 28, 1994 to provide for management services for the Fund on the terms and conditions set forth therein (the "Investment Advisory Agreement"); and

     WHEREAS, the Sub-Adviser proposes to render investment management services to the Adviser in connection with the Adviser's responsibilities to the Fund on the terms and conditions hereinafter set forth.

     NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1. Duties. The Sub-Adviser shall furnish the Fund with investment research and advice consistent with the investment policies set forth in the Prospectus and Statement of Additional Information of the Fund, subject at all times to the policies and control of the Fund's Board of Directors and
the supervision of the Adviser.   The Sub-Adviser shall give the Fund the
benefit of its best judgment, efforts and facilities in rendering its
services as Sub-Adviser.    In carrying out this obligation, the Sub-Adviser
shall:

     (a) determine which issuers and securities shall be represented in the Fund's portfolio and regularly report thereon to the Fund's Board of Directors and the Adviser;

     (b) formulate and implement continuing programs for the purchase and sale of the securities of such issuers and regularly report thereon to the Fund's Board of Directors and the Adviser;

     (c) continuously review the Fund's security holdings and the investment program and the investment policies of the Fund; and

     (d) take, on behalf of the Fund, all actions which appear necessary to carry into effect such purchase and sale programs, including the placement of orders for the purchase and sale of securities for the Fund.

     2.   Broker-Dealer Relationships.

          a. Portfolio Trades. The Adviser and Sub-Adviser at their own expense, shall place all orders for the purchase and sale of portfolio securities for the Fund with brokers or dealers selected by the Adviser, and Sub Adviser which may include brokers or dealers affiliated with the Adviser or Sub-Adviser. The Adviser and Sub-Adviser shall use their best efforts to seek to execute portfolio transactions at prices that are advantageous to the Fund and at commission rates that are reasonable in relation to the benefits received.

          b. Selection of Broker-Dealers. In selecting broker-dealers qualified to execute a particular transaction, brokers or dealers may be selected who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) to the Fund and/or the other accounts which the Adviser, Sub-Adviser or its affiliates exercise investment discretion. The Adviser and Sub-Adviser are authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund that is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer. This determination may be viewed in terms of either that particular transaction or the overall responsibilities that the Adviser and its affiliates have with respect to accounts over which they exercise investment discretion. The Board shall periodically review the commissions paid by the Fund to determine if the commissions paid over representative periods of time were reasonable in relation to the benefits received.

     3. Control by Board of Directors. Any investment program undertaken by the Sub-Adviser pursuant to this Agreement, as well as any other activities undertaken by the Sub-Adviser on behalf of the Fund pursuant thereto, shall at all times be subject to any directives of the Board of Directors of the Fund.

     4. Compliance with Applicable Requirements. In carrying out its obligations under this Agreement, the Sub-Adviser shall at all times conform to:

     (a)  all applicable provisions of the 1940 Act; and

     (b) the provisions of the Registration Statement of the Fund under the Securities Act of 1933 and the 1940 Act; and

     (c) the provisions of the Fund's Agreement and Articles of Incorporation and

     (d)  the provisions of the By-Laws of the Fund; and

     (e)  any other applicable provisions of state and federal law.

     5. Expenses. The expenses connected with the Fund shall be borne by the Sub-Adviser as follows:

     (a) The Sub-Adviser shall pay the salaries and payroll expenses of persons serving as officers or Directors of the Fund who are also employees of the Sub-Adviser or any of its affiliates.

     6. Delegation of Responsibilities. Upon request of the Adviser and with the approval of the Fund's Board of Directors the Sub-Adviser may perform services on behalf of the Fund which are not required by this Agreement. Such services will be performed on behalf of the Fund and the Sub-Adviser's cost in rendering such services may be billed monthly to the Adviser, subject to examination by the Adviser's independent accountants. Payment or assumption by the Sub-Adviser of any Fund expense that the Sub-Adviser is not required to pay or assume under this Agreement shall not relieve the Adviser or the Sub-Adviser of any of their obligations to the Fund or obligate the Sub-Adviser to pay or assume any similar Fund expense on any subsequent occasions.

     7. Compensation. For the services to be rendered and the facilities furnished hereunder, the Adviser shall pay the Sub-Adviser monthly compensation of the sum of the amount determined by applying the following annual rate to the Fund's average daily net assets, net of shareholder servicing agent fees not borne by the Fund: 0.35% of the Fund's annual average daily net assets. Compensation under this Agreement shall be paid monthly. If this Agreement becomes effective subsequent to the first day of the month or shall terminate before the last day of the month, compensation for that part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculation for the preceding month and shall be made as promptly as possible after the end of each month.

     8. Expense Limitation. If, for any fiscal year, the total of all ordinary business expenses of the Fund, including all investment advisory fees but excluding brokerage commissions and fees, taxes, interest and extraordinary expenses such as litigation, would exceed the most restrictive expense limits imposed by any statute or regulatory authority of any jurisdiction in which the Fund's securities are offered as determined in the manner described above as of the close of business on each business day during such fiscal year, the aggregate of all such investment management fees shall be reduced by the amount of such excess. The amount of any such reduction to be borne by the Sub-Adviser shall be deducted from the monthly investment advisory fee otherwise payable to the Sub-Adviser during such fiscal year;
and if such amount should exceed such monthly fee, the Sub-Adviser agrees to repay to the Adviser such amount of its investment advisory fee previously received with respect to such fiscal year as may be required to make up the deficiency no later than the last day of the first month of the next succeeding fiscal year. The Sub-Adviser will not be required to reimburse the Fund for any ordinary business expenses which exceed the amount of its Sub-Advisory fee for said fiscal year. For purposes of this paragraph, the term "fiscal year" shall exclude the portion of the current fiscal year which shall have elapsed prior to the date hereof and shall include the portion of the then current fiscal year which shall have elapsed at the date of termination of this Agreement.

     9. Term. This Agreement shall become effective at the close of business on the date hereof and shall remain in force and effect, subject to
Section 11 hereof for two years from the date hereof.

     10. Renewal. Following the expiration of its initial two year term, this Agreement shall continue in force and effect from year to year, provided that such continuance is specifically approved at least annually.

     (a) (i) by the Fund's Board of Directors or (ii) by the vote of a majority of the Fund's outstanding voting securities (as defined in Section 2(a)(42) of the 1940 Act), and

     (b) by the affirmative vote of a majority of the Directors who are not parties of this Agreement or interested persons of a party to the Agreement (other than as a Director of the Fund), by votes cast in person at a meeting specifically called for such purposes.

     11. Termination. This Agreement may be terminated at any time, without the payment of any penalty, by vote of the Fund's Board of Directors or by vote of a majority of the Fund's outstanding voting securities or by the Sub-Adviser on sixty (60) days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment, the term "assignment" for the purposes having the meaning defined in Section 2(a)(42) of the Investment Company Act of 1940.

     12. Liability of the Sub-Adviser. In the absence of willful misfeasance, bad faith, gross negligence on the part of the Sub-Adviser or its officers, directors or employees, or reckless disregard by the Sub-Adviser of its duties under this Agreement, the Sub-Adviser shall not be liable to the Adviser, the Fund or to any shareholder of the Fund for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security, provided the Sub-Adviser has acted in good faith.

     13. Notices. Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Adviser shall be Park 80 West, Plaza Two, Saddle Brook, New Jersey 07663, and that of the Sub-Adviser for this purpose shall be 20 Exchange Place, 52nd Floor, New York, NY 10005.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers on the day and year first above written.


                                  LEXINGTON MANAGEMENT CORPORATION


Attest:                      By   __________________________________
                                  Executive Vice President




                                  STRATOS ADVISORS, INC.


Attest:                      By   ___________________________________
                                  President